November 17, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have  read  Item 4 of Form  8-K,  dated  November  12,  1999,  of  Cumberland
Technologies, Inc. (File No. 0-19727) and are in agreement with the statements contained in the second and third sentences of the paragraph on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                        BY:  /S/:  ERNST & YOUNG LLP
                                        ----------------------------

cc:  Cumberland Technologies, Inc.